Exhibit 10.12

JOINT CLINICAL COLLABORATION AGREEMENT

This Joint Clinical Collaboration Agreement (the “Collaboration Agreement”), dated and effective as of [DATE] (the “Effective Date”), is by and between Shanghai Allist Pharmaceuticals Co., Ltd., (“Allist”) a limited liability company incorporated under the laws of China, having its principal place of business at No. 1118 Halei Road, Pudong New District, Shanghai, China; and ArriVent BioPharma, Inc. (“ArriVent”), a Delaware corporation, at 18 Campus Blvd. Suite 100, Newport P.A. (each a Party; collectively, Parties.)

RECITALS

WHEREAS, ArriVent and Allist are parties to a Global Technology Transfer and License Agreement dated as of June 30, 2021, (the “License Agreement”), pursuant to which Allist granted ArriVent an exclusive license under certain intellectual property controlled by Allist, to develop, manufacture and commercialize the Licensed Product in the Field in the Licensed Territory (as defined in the License Agreement);

WHEREAS, the License Agreement contemplates that the development of the Licensed Products may be conducted in the form of Global Study(s) involving enrollment of patients both in the Licensed Territory and in the Retained Territory, and certain such Global Study(s) may be jointly conducted by ArriVent and Allist;

WHEREAS, ArriVent and Allist now desire to conduct each Joint Global Study, under the terms and conditions set forth in this Collaboration Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

The terms in this Collaboration Agreement (including the Exhibits and Schedules) with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below. Capitalized terms used but not defined in this Collaboration Agreement shall have the same meaning given to them in the License Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Collaboration Agreement and the terms and provisions of the License Agreement or other agreement between the Parties, unless this Collaboration Agreement otherwise provides for, so far as the subject matter herein is concerned, the terms and provisions of this Collaboration Agreement shall control.

1.1           “Collaborative Cost Model” means the cost (Sharing, Specialization, Allocation or Hybrid) model utilized to either share and/or allocate the expenses of each Joint Global Study in the Joint Global Development Plan.

1.2           “FTE” means a full-time employee of a Party having the appropriate skill and experience to conduct the specified activity and who is dedicated to the conduct of the specified activity. For the avoidance of doubt, a “consultant” which a Party hires under a consultancy agreement, a service agreement, or the like for performing general tasks or specific assignments for such Party during a period of time on a full-time or primarily full-time basis that is not a vendor specifically hired under a Joint Development Plan.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.3           “Global Study” means any global clinical studies conducted with the Licensed Compound and Licensed Product to be performed in at least one jurisdiction in the Licensed Territory and one in the Retained Territory but may not be part of the Joint Global Development Plan. For clarity, (a) any clinical study to be performed in the Retained Territory only is not a Joint Global Study even if the data generated from such study will be shared for use in the Licensed Territory and (b) any clinical study to be performed in the Licensed Territory only is not a Joint Global Study even if the data generated from such study will be shared for use in the Retained Territory.

1.4           “Investigator” means a person responsible for the conduct of the clinical trial at the trial site. If a trial is conducted by a team of individuals at a trial site, the investigator is the responsible leader of the team and may be called the Principal Investigator (PI).

1.5           “Joint Global Development Plan” means the joint global development plan for any Joint Global Study mutually agreed by the Parties to be conducted jointly pursuant to the terms and conditions of this Collaboration Agreement. The Joint Global Development Plan should also include a budget and timeline, to be prepared by the Parties and reviewed and approved by the Collaboration Committee, as such plan may be amended from time to time in accordance with this Collaboration Agreement.

1.6           “Joint Global Study” means any Global Study that has been agreed by the Parties to be included into the Joint Global Development Plan and jointly conducted by the Parties. Each Joint Global Study objectives, designs, study execution plan shall be agreed to by the Parties and studies may be conducted in both the Retained and Licensed Territory.

1.7           “Joint Global Study Budget” means the budget required for conducting each Joint Global Study, as set forth in the Joint Global Development Plan.

1.8           “Joint Global Study Costs” means all external costs and expenses of any- kind incurred by either Party in performing its obligations under the Joint Global Development Plan and Collaboration Agreement, excluding any internal FTE costs of such Party but including external costs for, to the extent paid by such Party to its Subcontractors, suppliers, clinical trial sites and principal investigators: (a) in vitro and in vivo, toxicological, pharmacokinetic, and clinical aspects of Licensed Compound or Licensed Product; (b) preparing, submitting, reviewing or developing data or information for the purpose of a submission to a health authority to obtain and or maintain approval of the product; (c) the conduct of clinical trials; (d) the costs for developing, manufacturing and administering any company diagnostic tests; (e) the costs for procuring supply of Licensed Product, placebos and comparator drugs; (f) costs associated with technology service or transfer; and (g) any costs associated with English and Chinese translation of documents to support applications for Regulatory Approvals in either the Licensed Territory or in the Retained Territory.

1.9           “Joint Global Study Project Team”, composed of experienced representatives of Allist and ArriVent, and must be highly experienced with respect to the matters for which the parties are responsible to initiate and conduct the study.

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1.10         “Sponsor Party” means, the Party primarily responsible for the conduct of a Joint Global Study, the Party that is the Sponsor to the applicable Regulatory Agency and is responsible for the initiation, management and financing of such clinical trial (such Party, with respect to such Joint Global Study the “Sponsor Party”).

1.11         “Sponsored Territory” as defined in Section 2.1.

1.12         “Investigator Initiated Study” (IIS) or “Investigator Sponsor Trial” (IST) refers to studies with Licensed Product and are initiated and conducted by the Investigator in the Retained Territory and/or Licensed Territory, which may be included into the Joint Global Development Plan only upon agreement by the Parties. Collaboration Committee shall provide oversight on the objectives, designs, study execution plan, and the cost. IIS or IST may be conducted in both the Retained and Licensed Territory. The proposed IIS/IST cannot have any negative impact on the Joint Global Development Plan.

1.13         “IIS/IST Budget” The costs may or may not be shared by Parties depending on whether both Parties participate in such ISS/IST Study.

1.14         “Trial Master File (TMF)” refers to a repository of documents that collectively can be used by monitors, auditors, assessors, and sponsors to demonstrate that a clinical trial has been conducted in compliance with Good Clinical Practice (GCP) and the approved protocol.

2.	JOINT GLOBAL STUDY SCOPE

2.1           Joint Global Study. If either Party or both Parties wish to jointly conduct a Global Study, one or both Parties (as the case may be) shall prepare and submit the proposed strategy, protocol design, budget, proposal for budget sharing and internal process timeline for such proposed Global Study in reasonable detail to the CC for its review at least ninety (90) days (or any other period of time the Parties agree to) in advance of protocol filing with any healthy authorities. If CC agrees on a written development plan for such proposed Global Study, such proposed Global Study shall become a “Joint Global Study” and such plan a Joint Global Development Plan. The Joint Global Development Plan shall include the allocation of Sponsorship and all items (i) through (iii) as set out in Section 2.3 below, all of which the Parties shall agree on.

2.2           Allocation of Sponsorship. Each Joint Global Study that is mutually agreed upon and incorporated into the Joint Global Development Plan will have the following Sponsor designations: (i) ArriVent will be the named Sponsor in the Licensed Territory (as defined in the License Agreement), (ii) Allist will be named Sponsor for PRC (as defined in the License Agreement), (iii) determined by the Collaboration Committee (“CC”) on a clinical trial-by-clinical trial basis, the Party that will be the Sponsor for each of the following territories, Hong Kong, Macau, and Taiwan participating in such Joint Global Study (such Party, the “Sponsor Party” and Sponsor Party’s “Sponsored Territory”). The Parties may amend the Joint Global Development Plan by adding, removing, or modifying each Joint Global Study only by approval of the CC. The allocation of sponsorship to ArriVent in Hong Kong, Macau, and Taiwan does not affect Allist’s exclusive right to Exploit Allist IP in the Retained Territory according to Section 2.2 of the License Agreement. For greater clarity, shall ArriVent be named as a Sponsor of a Joint Global Study in Hong Kong, Macau, and Taiwan, it shall be considered an agent in fact for and on behalf of Allist and shall not Exploit or attempt to Exploit the Allist IP in any way unless otherwise authorized by Allist. Allist shall always have the right to apply for Regulatory Approvals in Hong Kong, Macau, and Taiwan in its own name.

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2.3           Conduct of Joint Global Study. The Parties intend, pursuant to this Collaboration Agreement, to discuss, coordinate, review and approve the conduct of each Joint Global Study Including, but not limited to, (i) establishing a Joint Global Study Project Team and assign highly qualified team members (“Joint Project Team”), (ii) to define study objectives, study designs and execution plans, (iii) to write up a clinical study protocol (including a clinical protocol synopsis, informed consent form “ICF”, amendments) for each Joint Global Study (each, a “Protocol”), ArriVent will lead the effort for drafting the protocols, ICF, amendments and allow sufficient time for Allist to review, such Protocols, ICFs, amendments won’t be finalized until both Parties mutually agree, (iv) to agree on details and estimated timelines of activities, (v) to determine Joint Global Study Budget and the mechanism to allocate the Joint Global Study Budget, (vi) study execution, subject to review and approval of the CC before each Joint Global Study can be initiated. Notwithstanding, the Sponsor Party shall implement the Joint Global Development Plan to the extent necessary for the implementation, have decision-making authority with respect to matters not included in 2.3.1(the “Non-Operational Matters”) which does not affect the allocation of Sponsorship as noted in (i) through (vi) herein, in the conduct of each Joint Global Study.

2.3.1        The Joint Project Team will include representatives from both Parties to jointly execute the Protocol and objectives of each Joint Global Study, subject to the oversight and determinations of the CC as provided in Sections 3 (Governance), be responsible for and will use Commercially Reasonable Efforts to conduct, but not limited to the following activities: (1) developing plan for each Joint Global Study, (2) the selection and management of clinical study sites (including the negotiation and execution of clinical site study agreements and related budgets, timelines and contingency planning) unless otherwise mutually agreed upon by both Parties, (3) conducting clinical study start-up activities, communicating with and obtaining approval from institutional review boards and/or ethics committees, as applicable, and drafting the informed consent form (“ICF”) or other relevant documents for such Joint Global Study (for review and, if applicable, approval as provided in this Agreement), (4) subject recruitment and retention activities, (5) ongoing site monitoring and quality assurance audits, (6) subject to the terms of the Pharmacovigilance Agreement, management of safety reporting by contract research organizations and clinical study sites, (7) ongoing medical monitoring, (8) management, monitoring and audits of Contract Research Organization (“CRO”) in connection with each CRO (if any) involved in the conduct of such Joint Global Study, (9) inquiries from clinical study subjects, (10), regulatory filings, (11) packaging, labeling and distributing the Licensed Compound for use in such Joint Global Study, and (12) manage health authority inspections at clinical trial sites ((1)-(12), collectively, the “Operational Matters”).

2.3.2        Joint Global Study Management Plan. The Project Team shall set up a mechanism for the Parties to be informed and updated on a timely periodic basis regarding Operational Matters, so that if either Party has any significant concerns or material disagreements regarding same, the matter can be escalated to the CC for review (the “Joint Management Plan”) and shall ensure adherence to such plan in its Sponsored Territory. In addition, the Parties will, by itself or through an approved vendor, review the monitoring reports generated in each Joint Global Study in all Sponsored Territories in a timely manner. All such monitoring reports shall be in English. Notwithstanding anything to the contrary in this Collaboration Agreement, in the event that the Sponsor Party receives communication from a Regulatory Authority requesting an immediate response or otherwise as stipulated by laws and regulations that the Sponsor Party reasonably determines must be immediately given to protect patient safety or to prevent undue and significant disruption in the conduct of a Joint Global Study, the Sponsor Party will be entitled to provide such response as it deems advisable (and that is otherwise consistent with the terms of this Agreement); provided, that it immediately notifies the Project Team of same.

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2.4           Subcontractors. Each Party shall have the right to engage subcontractors (including consultants, agents, vendors, and the like) to conduct activities assigned to it under such Joint Global Development Plan (collectively, “Subcontractors”) so long as such Party remain primarily responsible for the performance of such Subcontractors it engages and the compliance of such Subcontractors with the terms and conditions of this Collaboration Agreement. For each Joint Global Study, the Parties shall jointly agree on the selection of the CROs and other key vendors therefor, will jointly contract with such CROs and vendors unless they are specific to operations in a particular Sponsored Territory. The CROs and vendors list should be jointly agreed to at the Project Team Meeting for each Joint Global Study. In the event that additional vendors need to be added after the initial list is approved, a new list will be created that includes the new vendors and such list will be provided to the Project Team for its approval. The Parties shall jointly oversee the activities of the vendors contracted by the Parties, so long as the contracting Party remain primarily responsible for the performance of such CROs, or vendors it engages and the compliance of such Subcontractors with the terms and conditions of this Collaboration Agreement. Notwithstanding, each Party shall oversee and be responsible for the activities of the Subcontractors contracted by such Party for a Joint Global Study(s).

2.5           Sites and Investigators Monitoring. The Sponsor party will select the sites and investigators pertain to its Sponsored Territory and inform the other Party and the Project Team of the selected sites and investigators. In the event that additional sites, or investigators need to be added after the initial list is approved, a new list will be created that includes the new sites, or investigators and the Project Team will be informed with the list. The Sponsor Party shall be responsible for selecting, engaging, management, monitoring, data entry, query responses, cleaning and ensuring compliance with GCP (“Good Clinical Practice”) of, the clinical trial sites and principal investigators in its Sponsored Territory.

2.6           Trial Master File (“TMF”). For each Joint Global Study, as between the Parties, the Sponsor Party shall be responsible for the set up and maintenance of the Trial Master File and collection of documents for Regulatory Filings from its Sponsored Territory. The TMF shall contain all documentations related to the Joint Global Study. It must be set up in compliance with Good Clinical Practice (GCP) standards and applicable local regulatory requirements.

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2.7           Biometrics. The Parties are jointly responsible for developing global strategies needed to manage data, statistical programming, and biostatistics for each Joint Global Study. The Parties agree that each Joint Global Study shall have one clinical database, one Statistical Analysis Plan (“SAP”) and one Clinical Study Report (“CSR”). The SAP shall define all the statistical methods and outputs which will be included in the CSR, in the IIS/IST, and submitted to Regulatory Authorities as part of the submission package. A detailed SAP review is of fundamental importance to clarify any misunderstandings as early as possible and to produce high-quality programming deliverables. SAPs must be carefully reviewed by highly qualified staff for clarity, comprehension and to ensure sufficient detail is present to unambiguously construct analysis data sets and prepare planned tables, figures, and listings (“TFLs”). Notwithstanding, ArriVent will initiate and coordinate all efforts for statistical programing, data management and biostatistics, in each Joint Global Study, specifically for the following deliverable(s) or as mutually agreed by the Joint Project Team. The deliverables are not considered finalized until the Joint Project Team has reviewed and approved:

(i)            Case Report Form (“CRF”) used by the sponsor of the clinical trial to collect data from each participating patient;

(ii)           Electronic Data Capture (“EDC”) database;

(iii)          Statistical Analysis Plan (“SAP”);

(iv)          Clinical Study Report (“CSR”);

(v)           Tables, Figures, and Listings (“TLFs”) for the CSR and ISS/ISE Integrated summary of safety and integrated summary of efficacy, respectively. These documents comprise of integrated analyses of the safety and effectiveness of the study drug from all clinical trials performed as a whole, producing integrated statistical results;

(vi)          Clinical Data Interchange Standards Consortium (“CDISC”) data sets which standards support transparency in the process of medical research from the protocol phase to the reporting of data and results; and

(vii)         SAS programs.

2.8           Other Provisions. The obligations under Articles 4.7 (Data Sharing), 4.8 (Rights of ArriVent Cross-Reference), 4.9 (Rights of Allist Cross-Reference) and 4.10 (Safety Data) of the License Agreement shall apply to both Parties with respect to each Joint Global Study, mutatis mutandis. ArriVent’s activities with respect to each Joint Global Study shall be deemed part of the Joint Global Development Program carried out by ArriVent under the License Agreement for the purpose of fulfilling Arri Vent’s diligence obligation under the License Agreement. For clarity, nothing in this Section 2.8 is a waiver of ArriVent’s obligations under the License Agreement for each Global Study.

2.9           No Other Effect. For clarity, nothing in this Collaboration Agreement will be construed as limiting either Party’s right to develop Licensed Product as set forth in the License Agreement outside the scope of the Joint Global Development Plan and this Collaboration Agreement, or as requiring either Party to participate in any Joint Global Study under the Joint Global Development Plan.

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2.10         Delegation of Sponsorship. If a Party does not participate in a Global Study it shall delegate Sponsorship as follows: (i) Allist shall delegate the sponsorship to ArriVent for any global clinical study that Allist does not participate in, including the following territories: PRC, Hong Kong, Taiwan, Macau, (ii) furthermore, ArriVent shall delegate the sponsorship to Allist for any global study that ArriVent does not participate in, including the following territories: [***].

3.	GOVERNANCE.

3.1           Article 3 of the License Agreement shall apply to all decisions made under this Collaboration Agreement, applied to both Parties, mutatis mutandis. Under Section 3.2, the CC will have no decision-making authority and will have no right, power, or authority to amend the License Agreement. However, the CC shall have decision-making authority and will have the right, power, and authority under this Collaboration Agreement to approve the Joint Global Development Plan. Furthermore, Section 3.4 of the License Agreement, is superseded by this Section 3.1, clarifying that the CC will be Co-Chaired by ArriVent and Allist. The Joint Global Development Plan and each Joint Global Study shall be approved by the CC. In the event of a disagreement as to this Collaboration Agreement or responsibility by either Party under the Joint Global Development Plan, for any Joint Global Study, including but not limited to, content, timing, decision making, publication, Cost Allocation Model, budget overrun, reimbursement, such disputes (“Dispute”) shall be referred to decision making consensus to the CC; provided that, in the absence of agreement after such good faith discussions, within [***] ([***]) days of referral, such Dispute shall be differed to each Party’s respective Chief Executive Officer (or their respective designees) for a final decision.

4.	REGULATORY MATTERS & COMMUNICATION

4.1           General. The Parties will mutually agree on the global regulatory strategy for each Joint Global Study. As between the Parties in connection with any Joint Global Study, the Sponsor Party will be responsible for developing strategies for and preparing and submitting all Regulatory Filings and application for Regulatory Approval for the Licensed Product in its Sponsored Territory. In Hong Kong, Macau, and Taiwan, Allist shall be responsible for developing strategies for and preparing and submitting application for Regulatory Approval for the Licensed Product regardless if the Sponsor Party in these areas is ArriVent; developing submission strategies will be done in consultation with ArriVent. For the purpose of this Section 4 in relation to regulatory matters, a “Sponsor Party” in a given jurisdiction refers to the Party which is appointed as a Sponsor of the Joint Global Study in that jurisdiction per Section 2.2 or, in case of a Joint Global Study to be performed in Hong Kong, Macau, or Taiwan.

4.2           Regulatory Filings and Regulatory Approvals. Before making any submission to any Regulatory Authority, the Sponsor Party shall consult with and provide the other Party the opportunity to review draft Regulatory Filings with respect to a Joint Global Study (e.g., Type B meeting packages, key documents in INDs, NDAs, fast track, breakthrough designation and orphan drug application) to be submitted to the Regulatory Agency in its Sponsored Territory in advance of submission. Such other Party shall provide any comments within [***] ([***]) Business Days after receipt, but such Sponsor Party shall not be required to delay any planned submissions if it does not receive timely comments from such other Party. As between the Parties, ArriVent shall prepare the first draft of the global submission dossier for the Parties’ review and comments.

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4.3           Regulatory Meetings and Correspondence. Any key meetings with a Regulatory Agency regarding a Regulatory Filing with respect to a Joint Global Study shall be conducted by the Sponsor Party for its Sponsored Territory, with prior written notification to the other Party when practicable such that the other Party will have the opportunity to be present with one (1) representative as an observer. Unless required to comply with Applicable Laws, the Party that is not the Sponsor Party shall not, without the prior written approval of the Sponsor Party, correspond or communicate with any Regulatory Agency in the applicable Sponsored Territory.

4.4           No Other Effect. The designation of Sponsor Party and Sponsored Territory shall not alter the allocation of the right to Commercialize the Licensed Product under the License Agreement between the Parties. For clarity, ArriVent shall have the sole right to Commercialize the License Product in the Licensed Territory regardless of whether the entirety of Licensed Territory is ArriVent’s Sponsored Territory for a particular Joint Global Study, and Allist shall have the sole right to Commercialize the Licensed Product only in the Retained Territory regardless of whether the entirety of Licensed Territory is Allist’s Sponsored Territory for a particular Joint Global Study.

4.5           Safety Data. The safety data handling and exchange between the Parties with respect to each Joint Global Study shall be governed by the Pharmacovigilance Agreement (“PVA”) entered into between the Parties. The PVA sets forth the Parties’ responsibilities and obligations with respect to the procedures and timeframes for compliance with Applicable Laws and Regulations pertaining to safety data collection, assessment and reporting of the Licensed Product and related activities. The PVA will ensure that adverse event and other safety information is exchanged according to a schedule that will permit each Party to comply with Applicable Laws, including any local regulatory requirements. Each Sponsor Party shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Licensed Product received from its Sponsored Territory and for reporting adverse events to the applicable Regulatory Agencies in its Sponsored Territory, in accordance with Applicable Law, including the USA Code of Federal Regulations, Title 21, and the Chinese “Standards for Quality Control of Drug Clinical Trials” (No. 57 of 2020).

5.	COST ALLOCATION; COST SHARING

5.1           Joint Global Study Budget. The Project Team will be responsible for the preparation of the budget, actuals required to conduct each Joint Global Study under the Joint Global Development Plan. Each Joint Global Study Budget, actuals must be reviewed and approved by the CC. For clarity, no study shall be included in the Joint Global Development Plan as a Joint Global Study unless and until the Joint Global Study estimated Budget has been agreed by CC unanimously.

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5.2           Joint Global Study Expenses. For each Joint Global Study under the Joint Development Plan, Arrivent and Allist will review the expense categories in the budget, and actuals, (“Shared Costs”) which means the costs directly attributable or reasonably allocable by each Party for the conduct of each Joint Global Study (including but not limited to CRO, investigators, clinical trial sites, subcontractors) and agree on the Collaborative Cost Model to calculate such Shared Costs. The Shared Costs for each Joint Global Study will be based on the final Protocol for such Joint Global Study. The Collaborative Cost Model will be based on the Shared Costs and the Collaborative Model shall be reviewed and approved by CC and appended to the Joint Global Development Plan. Nothing in this Collaboration Agreement suggests that any Shared Cost shall be split between the Parties on a [***]% to [***]% basis, unless mutually agreed upon. The Parties acknowledge that the amount of estimated expenses incurred in the Sponsored Territory and the benefit which may be brought to the other Party shall be considered in discussing the Collaborative Cost Model and the actual ratio by which the Parties will share the Shared Cost. In the event that changes to each Joint Global Study affect the Joint Global Study Budget, the Parties may mutually agree through written consent of the Parties to amend the Collaborative Cost Model. The Parties shall share all Shared Costs except as follows: [***]. For the avoidance of doubt, nothing in this Collaboration Agreement herein shall be considered to establish an employment relationship between a Party and the FTEs of the other Party funded by such Party pursuant to this Collaboration Agreement, thus, each Party shall each bear its own internal FTE costs in connection with each Joint Global Study. Notwithstanding anything herein, if any cost is incurred (i) for a Global Study that is conducted by Allist and not part of the Joint Global Development Plan, Allist shall be solely responsible for such cost; (ii) if any cost is incurred for a Global Study that is conducted by ArriVent and not part of the Joint Global Development Plan, then ArriVent shall be solely responsible for such cost.

5.3           Budget overrun. In each Contract Year, if a Party determines that the budgeted cost for such Joint Global Study set out in the Joint Global Development Budget for which it is responsible is likely to be exceeded or is exceeded by more than [***] percent ([***]%), it shall: (i) promptly inform the Project Team of the expected or actual cost overrun; and (ii) provide the Project Team with a detailed, written explanation for the cost overrun for that activity, and complete and accurate records substantiating the expected or actual cost overrun. At its next regularly scheduled meeting, the CC shall determine by consensus as to whether, and to what extent, any cost overrun shall be absorbed by that Party, reimbursed by the other Party, or shared in some proportion between the Parties. If the CC determines that any aspect of the cost overrun should be reimbursed by the other Party, it shall prepare and approve an amended Joint Global Study Budget for that Contract Year accordingly. No reimbursement of any cost overrun shall be made if the Party seeking the reimbursement does not notify the other Party and first obtain approval in advance of such cost overrun as set forth above. If the reason for the expenses exceeding the approved budget by more than [***]% is attributable to the breach of this Collaboration Agreement, then the costs incurred that are more than the CC approved budget and not in accordance with this Section 5.3, the overrun expenses should be paid by the breaching Party. For avoidance of doubt, any Global Study conducted by ArriVent or Allist that are not part of the Joint Development Plan, Allist or ArriVent can opt-in to the study but will need to reimburse the Party that conducted the study with [***]% external costs (e.g., CRO, investigator costs, etc.)

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5.4           Invoicing; Payment.

5.4.1            Reporting and Invoicing. Each Party shall report to the other Party, within [***] ([***]) business days after the end of each Quarter with regard to Shared Costs (as applicable) actually incurred during such Quarter by such Party (a “Quarterly Report”). Such report shall specify in reasonable detail about the cost descriptions, Vendors/CROs, cost amount during each quarter. The Parties shall seek to resolve any questions related to such reports within [***] ([***]) business days following receipt by each Party of the other Party’s report hereunder.

5.4.2        Reimbursement. Within [***] ([***]) days after the end of each Calendar Quarter during which the Parties are conducting at least one (1) Joint Global Study, each Party will submit to the other Party a full and complete report of its accounting of each Joint Global Study Expenses incurred by such Party during such Calendar Quarter, and specify whether any such Joint Global Study Expense shall be borne by the other Party submitting such report, or the Parties jointly will be determined by the Collaborative Cost Plan. Within [***] ([***]) Business Days after receiving such report, both Parties shall issue a reconciliation notification to the other Party owing any reimbursement payment for such Calendar Quarter as set forth in such reconciliation notice and the other Party shall submit such reimbursement within [***] ([***]) days after the date of such reconciliation notice.

5.4.3        Audit. At the request (and expense) of a Party, the other Party shall permit an independent certified public accountant appointed by the requesting Party and reasonably acceptable to such other Party, at reasonable times and upon reasonable notice, to examine only those records as may be reasonably necessary to determine, with respect to any calendar year ending not more than [***] ([***]) days prior to such Party’s request, the correctness or completeness of any invoice submitted to the such other Party or other payment made to the such other Party pursuant to this Collaboration Agreement and the Joint Global Development Budget. The foregoing right of review may be exercised only [***] per year and only [***] with respect to each such periodic report and payment. Results of any such examination shall be (a) made available to both Parties and (b) subject to Article 9 (Confidentiality). The Party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance to the detriment of the auditing Party of more than [***]% from the amount of the original report, royalty, or clinical study payment calculation, in which case, the Party being audited shall bear the full cost of the performance of such audit.

5.4.4        Reporting Obligation. The Sponsor Party (i) will provide (to the extent in the possession of the Sponsor Party), or will utilize Commercially Reasonable Efforts to obligate and ensure that each vendor and other applicable Third Party contractors for a Joint Global Study provides, the other Party with any information requested as the Party may reasonably determine to comply with its reporting obligations under Sunshine Laws ( and (ii) will reasonably cooperate with, and will utilize Commercially Reasonable Efforts to obligate and ensure that each vendor and other applicable Third Party contractors for a Joint Global Study reasonably cooperates with, the other Party in connection with its compliance with such Sunshine Laws. The form in which the Sponsor Party provides any such information shall be mutually agreed but sufficient to enable the other Party to comply with its reporting obligations and the other Party may disclose any information that it believes is necessary to comply with Sunshine Laws. These obligations shall survive the expiration and termination of the agreement to the extent necessary for the Parties to comply with Sunshine Laws.

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5.5           Article 6.14 (Currency Exchange), 6.15 (Audit), 6.16 (Interest Due) and 6.17 (Tax Withholding) of the License Collaboration Agreement shall apply to all payments made under this Collaboration Agreement, applied to both Parties, mutatis mutandis.

6.	Press Releases and Publications.

6.1           The Parties shall jointly agree to the content and timing of all external communications with respect to this Collaboration Agreement (including, without limitation, press releases, Q&As, and the content and wording for of any listing of any Joint Global Study required to be listed on a public database or other public registry such as www.clinicaltrials.gov). For clarity, if either Party terminates this Collaboration Agreement pursuant to Section 11 of the License Agreement, the Parties shall mutually agree upon any external communication related to such termination, which shall not include the rationale for such termination unless (and to the extent) mutually agreed by the Parties; provided that either Party shall be permitted to publicly disclose information that such Party determines in good faith is necessary to be disclosed to comply with Applicable Law or the rules or regulations of any securities exchange on which such Party’s stock may be listed, or pursuant to an order of a court or governmental entity.

6.2           Allist and ArriVent agree to collaborate to publicly disclose, publish or present; (1) top-line result from each Joint Global Study, limited if possible to avoid jeopardizing the future publication of the Study Data at a scientific conference or in a scientific journal, solely for the purpose of disclosing, as soon as reasonably practicable, the safety or efficacy results and conclusions that are material to any Party under applicable securities laws, and (2) the conclusions and outcomes (the “Results”) of each Joint Global Study at a scientific conference as soon as reasonably practicable following the completion of such Joint Global Study, subject in the case of (2) to the following terms and conditions. The Party proposing to disclose, publish or present the Results shall deliver to each other Party a copy of the proposed disclosure, publication, or presentation at least [***] ([***]) business days before submission to a Third Party.

7.	Miscellaneous.

7.1           Review and Approval. The Party given the opportunity to review or approve a relevant matter that has a deadline set forth by a third-party, health authorities in the Licensed or Retained Territory or required by law or regulation, shall not unreasonably withhold, condition, or delay its review or approval. The Party requesting such review or consent to the relevant matter shall give no less than [***] ([***]) business days before the requested deadline of review or approval. If the reviewing party is unable to review or approve within such timeframe, the reviewing party shall notify the requesting party within [***] hours. The requesting party should take reasonable steps to provide an extension of such deadline unless such deadline is set forth directly by a third party, or health authorities, or it’s required by law or regulation. The failure to respond in writing within the specified time periods required by the requesting party shall be deemed unconditioned review of or approval to the relevant matter.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.2           Inventions and Confidentiality. Ownership of Inventions and confidentiality and non-use obligations in connection with each Joint Global Study shall be subject to the terms and conditions of the License Agreement.

7.3           License Agreement Reference. Sections 8 (Infringement and Enforcement third-party Infringement Action), 9 (Confidentiality), 11 (Term and Termination), 12 (Dispute and Resolution), 13 (Miscellaneous) (other than Section 13.2, 13.3 and 13.9 as applied to each Joint Global Study), and Sections 10.5 (Representation and Warranties from the Parties to Each Other), 10.7 (Limitations of Liabilities) and 10.8 (Insurance) of the License Agreement shall apply to this Collaboration Agreement, mutatis mutandis, and shall be deemed incorporated by reference.

7.4           Termination for Cause. The obligations under Section 11.3 of the License Agreement shall apply to both Parties, mutatis mutandis with respect to this Collaboration Agreement, or on each Joint Global Study basis by providing written notice of such breach to either Party in accordance with Section 11.3. The Parties shall share the Joint Global Study Shared Costs in accordance with the Collaborative Cost Model, incurred until the date of notice of termination.

7.5           No Other Effect. This Collaboration Agreement shall apply solely to each Joint Global Study set forth in the Joint Global Development Plan and shall not waiver, alter, modify, or otherwise affect the rights and obligations of the Parties under the License Agreement, except as expressly set forth in this Collaboration Agreement. This Collaboration Agreement does not apply to any IIS/IST, Global Study and the Development Program that is not a Joint Global Study.

7.6           Entire Collaboration Agreement. The Parties acknowledge that this Collaboration Agreement shall govern all activities of the Parties with respect to each Joint Global Study from the Effective Date forward. This Collaboration Agreement, including the Exhibits hereto and together with the Joint Global Development Plan, License Agreement, the Quality Agreement, and Pharmacovigilance Agreement, sets forth the complete, final, and exclusive agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings between the Parties with respect to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions, or understandings, either oral or written, between the Parties with respect to such subject matter other than as are set forth in this Collaboration Agreement. All Exhibits attached hereto are incorporated herein as part of this Collaboration Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.7           Counterparts. This Collaboration Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same Collaboration Agreement. A signed copy of this Collaboration Agreement delivered by facsimile, e-mail, or other means of electronic transmission (to which a PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Collaboration Agreement.

[signature page follows]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the parties hereto have executed this Collaboration Agreement effective as of the Effective Date.

ArriVent Biopharma, Inc.

By:	/s/ Stuart Lutzker, MD, Ph.D.
Name: Stuart Lutzker, MD, Ph.D.
Title: EVP & CMO

Shanghai Allist Pharmaceuticals Co., Ltd.

By:	/s/ Jinhao DU
Name: Jinhao DU
Title: Chairman

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.